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                                                                    EXHIBIT 99.1

[VIEWCAST CORPORATION LOGO]                                         NEWS RELEASE

FOR IMMEDIATE RELEASE

                   Company Contact:               Investor Relations:
                   Laurie Latham                  Shelton Investor Relations
                   ViewCast Corporation           Katherine Stubblefield
                   Tel: 972-488-7200              Tel: 512-482-8644
                                                  kstubblefield@sheltongroup.com

              VIEWCAST CORPORATION COMPLETES DCI ASSET ACQUISITION

              Revenue-generating Company Enhances Financial Outlook

DALLAS (October 14, 2002) -- ViewCast Corporation (VCST.OB) today announced that it has completed the acquisition of the assets and operations of Delta Computec Inc. (DCi). DCi's extensive customer base, complementary product offerings and positive EBITDA for its most recent fiscal year should have a favorable impact on the sales and operations of ViewCast.

DCi is a provider of professional information technology and customized network support services to Fortune 500 and Fortune 1000 corporations, mid-sized companies, hospitals, health care facilities and financial institutions primarily in the Northeast. This transaction should enhance ViewCast's ability to move to profitability and to provide its customers with innovative products and support. DCi should not only increase ViewCast's revenue through its ongoing operations, it should also increase the current systems revenue by enabling ViewCast to bundle services with hardware and software. Additionally, DCi will provide expanded sales channels, enhanced customer support through real-time IT integration and access to key clients in their vertical markets.

ViewCast purchased all of DCi's assets, including operating assets, property, contracts, and customer lists in exchange for a combination of up to $1 million in cash payments, issuance of up to 150,000 shares of unregistered redeemable, convertible preferred stock with each share having a stated value of $10.00, and the assumption of certain liabilities. The preferred stock provides for a conversion option to common stock at $1.50 per share of ViewCast common stock.

ABOUT VIEWCAST CORPORATION

ViewCast develops products and services that provide video networked solutions. ViewCast maximizes the value of video through its core businesses: Osprey(R) Video provides the streaming media industry's de facto standard capture cards and ViewCast Systems integrates turnkey streaming and video distribution systems and software. From streaming digital video on the Internet to distribution of broadcast-quality video throughout the corporate enterprise, plus comprehensive video software applications, ViewCast provides the complete range of video solutions.

Visit the company's Web site (http://www.viewcast.com) for more information.

SAFE HARBOR STATEMENT

Certain statements, including those regarding business outlook, contain "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause




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the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to service its debt; continued losses by the company; the ability of the company to develop and market new products as technology evolves; the ability of the company to meet its capital requirements; increased competition in the video communications market; the ability of the company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the company to meet governmental regulations; the ability of the company to obtain and enforce its patents and avoid infringing upon third parties' patents; and the ability to integrate the assets and operations of DCi into the operations of the company. The company will not update these forward-looking statements, which speak only as of the date hereof. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.